Exhibit 99.1

Contact:	D. Anthony Peay - (804) 632-2112
Senior Vice President/ Chief Financial Officer
Distribute to:	Virginia State/Local Newslines, NY Times, AP, Reuters, S&P, Moody, Dow Jones, Investor Relations Service

July 2, 2004	3:00 p.m.	Traded: NASDAQ	Symbol: UBSH

UNION BANKSHARES ANNOUNCES ELECTION OF NEW DIRECTOR AND NEW BRANCHES IN GREATER RICHMOND

FOR IMMEDIATE RELEASE (Bowling Green, Virginia) — Union Bankshares (Nasdaq: UBSH - News) is pleased to announce the election of Douglas E. Caton to its Board of Directors.

“We are pleased to have Doug Caton join our Board of Directors,” said Ronald L. Hicks, Chairman of the Board of Union Bankshares Corporation. “Doug’s background and experience in business and familiarity with our markets, particularly in the Charlottesville area, make him a strong addition to the Union Bankshares team.”

Mr. Caton is owner and CEO of Management Services Corporation of Charlottesville, a regional real estate management, development and brokerage company which purchases and constructs apartments and commercial buildings. Mr. Caton was a member of the Board of Directors of Guaranty Financial Corporation since its formation in 1981and served as its Chairman since 1989. Mr. Caton also served in the military with three years active duty and thirty-three years as an active U.S. Army Reservist, culminating in his retirement in 2002 as Major General. During his tenure in the military he was recognized with numerous awards and decorations, including the second highest peacetime military award, the Distinguished Service Medal. Mr. Caton currently serves on the Board of Governors of St. Margaret’s Episcopal School in Tappahannock, Virginia, the Board of Governors (Chairman) of the Miller School of Albemarle and the Board of Directors of the Federation for American Immigration Reform. Mr. Caton holds a B.S. in Finance from the University of Virginia, received his J.D. from the University of Virginia School of Law and is a member of the Virginia Bar.

Mr. Caton said, “I am pleased and honored to be elected to the Board of Directors of Union Bankshares Corporation. Their progressive philosophy, customer service standards and financial performance are trademarks successful companies aspire to achieve. I look forward to being a part of the Union Bankshares organization and to working with the Board and management to continue the success they have achieved.”

Union also announces the opening this week of the two newest branches of Union Bank & Trust Company located in the Greater Richmond market at 11101 Hull Street Road and 13644 Hull Street Road in Chesterfield County. Construction continues on two new locations in the Mechanicsville area of Hanover County: one on Route 360, expected to open in August and the other at Pole Green Road, expected to open in December 2004.

Union Bankshares is one of the largest community banking organizations based in Virginia, providing full service banking to the Central, Rappahannock, Williamsburg and Northern Neck regions of Virginia through its bank subsidiaries, Union Bank & Trust (23 locations in the counties of Caroline, Chesterfield, Hanover, Henrico, King George, King William, Spotsylvania, Stafford, Westmoreland and the City of Fredericksburg), Northern Neck State Bank (9 locations in the counties of Richmond, Westmoreland, Essex, Northumberland and Lancaster), Guaranty Bank (7 locations in the counties of Albemarle, Fluvanna and Nelson and the City of Charlottesville), Rappahannock National Bank in Washington, Virginia and Bank of Williamsburg in Williamsburg and Newport News. Union Bank & Trust also operates a loan production office in Manassas, Virginia. In addition to banking services, Union Investment Services, Inc. provides full brokerage services and Mortgage Capital Investors provides a full line of mortgage products.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws, that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in economic conditions; significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K report and other documents filed with the Securities and Exchange Commission. Union Bankshares Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.